Exhibit 3.4.2


BY-LAWS
WESTERN MASSACHUSETTS ELECTRIC COMPANY
Adopted:
February 11, 1937

Amended:
February 18, 1942
January 13, 1943
October 19, 1945
January 15, 1947
August 18, 1948
November 17, 1954
February 26, 1960
September 9, 1960
February 27, 1962
July 8, 1964
May 19, 1966
December 5, 1967
June 3, 1970
August 2, 1971
October 13, 1971
October 20, 1975
December 16, 1981
March 1, 1982
April 12, 1983
December 15, 1983
  (effective November 13, 1986)
February 11, 1987
February 24, 1988
April 11, 1994
  (effective February 13, 1995)
February 11, 1998








WESTERN MASSACHUSETTS ELECTRIC COMPANY

BY-LAWS

ARTICLE I

STOCKHOLDERS' MEETINGS

     The Annual Meeting of Stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held in such place and on such day and hour in the months of January, February, March, April, May or June in each year as shall be fixed by the Board of Directors, or failing action by the Board, by the President, and designated in the call or on any subsequent time or day to which such meeting may be adjourned. In the event that no date for the annual meeting is established or said meeting has not been held on the date so fixed or determined, a special meeting in lieu of the annual meeting may be held with all of the force and effect of an annual meeting.

     Special meetings of the Stockholders may be called by the President or by the Directors, and shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of any stockholder or stockholders who are entitled to vote and who hold at least ten percent of the capital stock, stating the time, place and purpose of the meeting.

     Notice of the time and place of any annual or special meeting of stockholders shall be given by the Clerk or an Assistant Clerk at least seven days before the meeting to each stockholder entitled to vote thereat, by leaving such notice with him or at this residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation.

     A majority in interest of all the shares of stock of the corporation outstanding present in person or by proxy shall constitute a quorum for the transaction of business but less than a quorum may adjourn either sine die or to a date certain.

     Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

ARTICLE II

OFFICERS

     The officers of the corporation shall be a Chairman of the Board of Directors, a President, an Executive Vice-president, one or more Vice-presidents, a Treasurer, a Clerk, and such other officers as the Board of Directors may appoint, including, if the Directors see fit, a Secretary and one or more Assistant Treasurers. The officers need not be stockholders. No two of the following offices may be held by the same person: Chairman of the Board of Directors, President, Executive Vice-president, and Vice-president, and the Treasurer shall not be an Assistant Treasurer.

     The business, property and affairs of the Company shall be managed by a Board of not less than three nor more than sixteen Directors. Within these limits, the number of positions on the Board of Directors for any year shall be the number fixed by resolution of the shareholders or of the Board of Directors, or, in the absence of such a resolution, shall be the number of Directors elected at the preceding Annual Meeting of Shareholders. The Directors so elected shall continue in office until their successors have been elected and qualified.

ARTICLE III

ELECTION OF OFFICERS

     The Directors, the clerk, and the Treasurer shall be elected by ballot each year at the annual meeting of the stockholders. The Chairman of the Board, the President, the Executive Vice-president, and each Vice- president shall be elected annually by, and the Chairman of the Board and the President shall be elected from, The Board of Directors. All such other officers as the Directors may appoint, as provided in Article II, shall be elected annually by the Board of Directors.

     Any vacancy in the office of Chairman of the Board, President, Executive Vice-president, Vice-president, Directors, Treasurer, Assistant Treasurer, or Clerk arising from non-election, resignation, declination, death, or any other cause, may be filled by the Board of Directors, except that whenever the number of Directors shall be increased at any special meeting of the stockholders the additional Directors so provided for shall be elected by ballot by the stockholders at the same meeting. Said Board may also elect an officer pro tempore to serve during the disability or absence of any officer. Officers chosen to fill vacancies shall hold their offices until new officers are duly chosen by the stockholders or Directors, as the case may be.

ARTICLE IV

DIRECTORS

     Meetings of the Board of Directors may be held at any time and place at the call of the Chairman of the Board, the President, or any two Directors. Notice of each meeting shall be given to each Director either by notice mailed to him at least forty-eight (48) hours before the time of such meeting, or by a telephone or telegraphic message sent to his place of business or residence, or other form of notice actually given to him twenty-four (24) hours before the time of such meetings. However, any meeting of the Board and all business transacted thereat shall be legal and valid without such notice if each member of the Board is present in person or waives notice thereof by writing filed with the records of the meeting or assents in writing to the recorded proceedings of the meeting.

     One-third of the directors then in office shall constitute a quorum, except that no quorum shall consist of less than two Directors. A number less than a quorum may adjourn from time to time until a quorum is present. In the event of such an adjournment, notice of the adjourned meeting shall be given to all Directors.

     The Board of Directors may at any time elect by ballot not less than five (5) of their members who shall constitute an Executive committee of the Board, and if such an Executive Committee is elected the Board of Directors shall make regulations defining the powers and duties of such Executive Committee and may delegate to it any or all of their powers in management of the property, business and affairs of the corporation except so far as is incompatible with these By-laws or with the laws of the Commonwealth. A majority of the Executive Committee shall constitute a quorum.

     Such Executive Committee shall elect a Chairman and Secretary and shall keep a record of its doings which at all reasonable times shall be open to inspection by each member of the Board of Directors. The Chairman of the Executive Committee shall submit its records to the Board of Directors at may deem proper.

     The Directors as a Board shall have the management of the property, business and affairs of the corporation and they are hereby invested in such management with all the powers which the corporation itself possesses so far as such investing is not incompatible with the provisions of these By-laws or the laws of the Commonwealth. However, so long as the holders of the outstanding shares of the corporation's preferred stock voting as a class have not exercised their right to elect a majority of the Board of Directors of the corporation on the happening of any of the events of default specified in the preferred stock provisions of these By-laws, any right of the corporation to terminate, amend, rescind, waive, discharge, or in any other way alter or change the obligations of the corporation under any contract with Northeast Nuclear Energy Company covering the maintaining of an inventory of nuclear core elements for Unit Nos. 1, 2 or 3 of the Millstone Nuclear Power Station, including, without limitation, the Fuel Supply Contract dated as of December 1, 1972, (as it is to be amended by a Contract of Amendment to be dated as of October 1, 1975), by and among the corporation, The Hartford Electric Light Company, and the Connecticut Light and Power Company and Northeast Nuclear Energy Company, shall be reserved to the common stockholders of the corporation.

     They may appoint and remove at pleasure such subordinate officers and employees as may see to them wise.

     They may assign such powers and duties to any officers or subordinate officers or employees as may not be inconsistent with Laws or these By-laws.

     They shall have access to the books, vouchers and funds of the corporation in the custody of the Treasurer, shall determine upon the form of the corporate seal and of the certificates of stock, shall fix the salaries of the officers, and shall declare dividends from time to time as they may deem for the best interests of the corporation.

     They may make contributions to corporations, trusts, funds or foundations organized and operated exclusively for charitable, scientific or educational purposes, no part of the earnings of which inures to the benefit of any private shareholder or individual, in such amounts as they may deem reasonable up to but not exceeding in any fiscal year in the aggregate one-half of one percent of the capital and surplus of the corporation as at the close of the fiscal year last preceding the making of any such contribution.

     The Company shall indemnify each of its Directors and officers (including persons who serve at its request as Directors, officers, or in any other similar capacity of another organization in which it has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director or officer, except with respect to any matter as to which he shall have been adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation; provided, however, that as to any matter disposed of by a compromise payment by such Director or officer pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification, (a) by a disinterested majority of the Directors then in office; or (b) by a majority of the disinterested Directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such Director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation; or (c) by the holders of majority of the outstanding stock at the time entitled to vote for Directors, voting as a single class, exclusive of any stock owned by an interested Director or officer. In discharging his duty any such Director or officer, when acting in good faith, may rely upon the books of account of the corporation or of such other organization, reports made to the corporation or to such other organization by any of its officers or employees or by counsel, accountants, appraisers or other experts selected with reasonable care by the Board of Directors or officers, or upon other records of the corporation or of such other organization. Expenses incurred with respect to any such action, suit or proceeding may be advanced by the corporation prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it is ultimately determined that he is entitled to indemnification. The right of indemnification hereby provided shall not be exclusive of or affect any other right to which any Director or officer may be entitled. As used in this paragraph, the terms "Director" and "officer" include their respective heirs, executors and administrators, and an "interested" Director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this Article shall be found, in any action, suit or proceeding to be invalid or ineffective, the validity and the effect of the remaining parts shall not be affected.

ARTICLE V

CHAIRMAN OF THE BOARD OF DIRECTORS

     The Chairman of the Board of Directors shall preside at the meetings of the Board and shall act in a general advisory capacity to the Board in regard to all activities of the corporation, and shall have such other powers and perform such other duties as may from time to time be determined by the Board.

ARTICLE VI

THE PRESIDENT

     The President shall preside at all meetings of the stockholders and in the absence of the Chairman of the Board at all meetings of the Board of Directors. The President shall be the chief executive officer of the corporation and shall have full charge of its business and affairs and shall perform all the duties of this office prescribed by law and all powers and duties given him by the Board of Directors.

ARTICLE VII

EXECUTIVE VICE-PRESIDENT AND VICE-PRESIDENTS

     The Executive Vice-president shall have such powers and perform such duties as may be assigned to him by the Board of Directors or as may be delegated to him by the President. In the absence or disability of the President, or in case of an unfilled vacancy in that office, the Executive Vice-president shall perform the duties and exercise the powers of the President.

     The Vice-president or Vice-presidents shall perform such duties of a general or special nature as may be assigned to him or them by the Board of Directors or as may be delegated to him or them by or through the President. In case of the absence or disability of the Executive Vice-president, a Vice-president shall perform all the duties and have all the powers of the Executive Vice-president. If there are at any time two or more Vice-presidents, the one to act in place of the Executive Vice-president shall be selected by the Board of Directors, provided, however, that prior to the making of such selection by said Board a Vice-president to act as aforesaid may be appointed by the President, or if he is unable to make such appointment or fails to do so, by the Chairman of the Board, and the Vice-president so appointed shall continue to act as aforesaid until another Vice-president has been appointed for that purpose by the Board of Directors.

ARTICLE VIII

THE SECRETARY AND THE CLERK

     The Secretary shall have such duties as may from time to time be delegated to him by the Board of Directors.

     The Clerk shall be a resident of Massachusetts. He shall be sworn, and shall record all votes of the corporation in a book to be kept for the purpose. He shall attend all meetings of stockholders, of the Board of Directors, and of the Executive Committee. In the absence of the Clerk or if at any such meeting he shall be otherwise engaged, an Assistant Clerk if present shall record the votes taken at the meeting, and if no Assistant Clerk shall be present, a Clerk pro tempore shall be chosen for that purpose.

The Clerk or any Assistant Clerk may furnish certified copies of any portion of the records of the corporation under its corporate seal.

     All Assistant Clerks shall be sworn.

ARTICLE IX

THE TREASURER

     The Treasurer when required by the Directors shall give bond with sureties acceptable to them for the faithful discharge of his duties and in such sum as the Directors may determine, and the premium may, by vote of the Board of Directors, be paid from the funds of the corporation.

     He shall be the transfer agent of the stock of the corporation unless a special transfer agent is appointed by the Directors, shall keep a record of the names and residences of all the stockholders, shall have the custody of the corporate seal and of all the moneys, funds and valuable papers and documents of the corporation except his own bond which shall be in the custody of the President.

     He shall deposit all the funds of the corporation in such bank or banks as the Directors shall designate to the credit of the corporation by its corporate name, subject to the checks of the corporation signed by its Treasurer or an Assistant Treasurer or such other officer or employee as may be designated for that purpose by the vote of the Directors, but with such requirements, if any, as to joint signatures and such other limitations, if any, of the authority as aforesaid of any signing officer or employee as the Directors may see fit to impose.

     He shall issue notes and accept drafts on behalf of the corporation only when authorized thereto by the Directors.

     He shall keep accurate books of account of the corporation's transactions which shall be the property of the corporation, which together with all its property in his custody shall be subject at all times to inspection and control of the Directors.

ARTICLE X

ASSISTANT TREASURER

     Each Assistant Treasurer, if any, shall have such powers and duties as may be given him by the Directors and shall give bond when required by the Directors with sureties acceptable to them for the faithful discharge of his duties in such sum as the Directors may determine, and the premiums may, by vote of the Board of Directors, be paid by the corporation.

ARTICLE XI

SALES, LEASES, AND CONVEYANCES OF REAL ESTATE

     The President and Treasurer may in their discretion, to the extent authorized by law and by vote of the Directors or of the Executive Committee, lease for any term of time and convey all of its real estate including water power and release or modify easements and other rights in real estate whether granted to or by the corporation; and all deeds, conveyances and leases of real estate including water power and releases and modifications of easements and of other rights in real estate of the corporation, unless otherwise provided by vote of the corporation, shall be made in the name of the corporation under its corporate seal, and be signed by the President, the Executive Vice-president, or any Vice-president thereto authorized by a vote of the Directors or of the Executive Committee and may be acknowledged by any person signing as aforesaid.

ARTICLE XII

CERTIFICATES OF STOCK-TRANSFERS

     Certificates of stock may be signed by the President or a Vice-president and the Treasurer or an Assistant Treasurer. Such certificates shall be in such form as the Directors may approve, and shall also bear the seal of the corporation which shall be in the form theretofore used by the corporation, or in a newer form adopted by the Directors.

     Shares of stock may be transferred by assignment thereof in writing, accompanied by delivery of the certificates; but no such transfer of stock shall affect the right of the corporation to pay any dividend thereon or to treat the holder of record as the holder in fact until the transfer has been recorded upon the books of the corporation or a new certificate has been issued to the person to whom the stock has been transferred.

     In case of the loss of a certificate, a duplicate may be issued on such reasonable terms as the Directors shall prescribe.

ARTICLE XIII

CLOSING OF TRANSFER BOOKS

     The transfer books of the corporation may be closed for not exceeding fifteen (15) days next prior to any meeting of the stock-holders and at such other times and for such reasonable periods as may be determined by the Board of Directors.

ARTICLE XIV

FISCAL YEAR

     The fiscal year of the corporation shall end on the thirty-first day of December in each year.

ARTICLE XV

TRANSFER AGENT AND REGISTRAR

     If the Board of Directors deem it advisable to have a transfer agent other than the Treasurer, they may appoint any Bank or Trust Company to that office. They may appoint the same or any other Bank or Trust Company as Registrar of stock certificates if it appear desirable to have the stock registered. They may terminate the authority of any Bank acting in either capacity whenever it shall seem wise.

ARTICLE XVI

SENIOR STOCK PROVISIONS

     The Company's capital stock includes a class of capital stock designated "Common Stock," a class of capital stock designated "Preferred Stock," and a class of capital stock designated "Class A Preferred Stock." The authorized shares of Common Stock, Preferred Stock and Class A Preferred Stock are the number of shares authorized in the Company's articles of organization, as amended from time to time. The Preferred Stock and the Class A Preferred Stock are hereinafter for convenience of reference sometimes collectively referred to as the "Senior Stock," and either class may hereinafter individually be referred to as "Senior Stock." Shares of Preferred Stock and shares of Class A Preferred Stock shall rank on a parity in respect of dividends or payment in case of liquidation, and, to the extent not fixed and determined by these by-laws or the Company's articles of organization or otherwise by law, shall have the same rights, preferences and powers. The general terms, limitations and relative rights and preferences of each share of Preferred Stock and each share of Class A Preferred Stock shall be determined in accordance with the following Sections:

     Section 1.  Issuance of Senior Stock

     Shares of Preferred Stock may be issued from time to time in one or more series on such terms and for such consideration as may be determined by the Board of Directors. Shares of Class A Preferred Stock may be issued from time to time in one or more series on such terms and for such consideration as may be determined by the Board of Directors. The series designation, dividend rate, redemption prices, and any other terms, limitations and relative rights and preferences of each series of either class of Senior Stock shall be determined by the Board of Directors to the extent not fixed and determined by this Article or the Company's articles of organization.

     Section 2.  Dividends

     A. The holders of either class of the Senior Stock shall receive, but only when and as declared by the Board of Directors, cumulative dividends at the rate provided for the particular series and payable on such dividend payment dates in each year as said Board may determine, such dividends to be payable to holders of record on such dates as may be fixed by said Board but not more than 45 days before each dividend date, provided, however, that dividends shall not be declared and set apart for payment, or paid, on Senior Stock of any one class and series, for any dividend period, unless dividends have been or are contemporaneously declared and set apart for payment, or paid, on Senior Stock of all series for all dividend periods terminating on the same or an earlier date.

     B. Dividends on each share of Senior Stock shall be cumulative from the date of issue thereof or from such earlier date as the Board of Directors may determine therefor. Unless full cumulative dividends to the last preceding dividend date shall have been paid or set apart for payment on all outstanding shares of Senior Stock, no dividend shall be paid on any junior stock. The term "junior stock" means Common Stock or any other stock of the Company subordinate to the Senior Stock in respect of dividends or payments in liquidation.

     C. So long as any shares of Senior Stock are outstanding, the Company shall not declare any dividends or make any other distributions in respect of outstanding shares of any junior stock of the Company, other than dividends or distributions in shares of junior stock, or purchase or otherwise acquire for value any outstanding shares of junior stock (the declaration of any such dividend or the making of any such distribution, purchase or acquisition being herein called a "junior stock payment") in contravention of the following:

          (1) If and so long as the junior stock equity (hereinafter defined), adjusted to reflect the proposed junior stock payment, at the end of the calendar month immediately preceding the calendar month in which the proposed junior stock payment is to be made is less than 20% of total capitalization (hereinafter defined) at that date, as so adjusted, the Company shall not make such junior stock payment in an amount which, together with all other junior stock payments made within the year ending with and including the date on which the proposed junior stock payment is to be made, exceeds 50% of the net income of the Company available for dividends on junior stock for the 12 full calendar months immediately preceding the calendar month in which such junior stock payment is made, except in an amount not exceeding the aggregate of junior stock payments which under the restrictions set forth above in this paragraph (1) could have been, and have not been, made.

          (2) If and so long as the junior stock equity, adjusted to reflect the proposed junior stock payment, at the end of the calendar month immediately preceding the calendar month in which the proposed junior stock payment is to be made, is less than 25% but not less than 20% of the total capitalization at that date, as so adjusted, the Company shall not make such junior stock payment in an amount which, together with all other junior stock payments made within the year ending with and including the date on which the proposed junior stock payment is to be made, exceeds 75% of the net income of the Company available for dividends on the junior stock for the 12 full calendar months immediately preceding the calendar month in which such junior stock payment is made, except in an amount not exceeding the aggregate of junior stock payments which under the restrictions set forth above in this paragraph (2) could have been, and have not been, made.

     D. The term "junior stock equity" means the aggregate of the part value of or stated capital represented by, the outstanding shares of junior stock, all earned surplus, capital or paid-in surplus, and any premiums on the junior stock then carried on the books of the Company, less:

          (1) the excess, if any, of the aggregate amount payable on involuntary liquidation of the Company upon all outstanding shares of Senior Stock over the sum of (i) the aggregate par or stated value of such shares and (ii) any premiums thereon;

          (2) any amounts on the books of the Company known, or estimated if not known, to represent the excess, if any, of recorded value over original cost of used or useful utility plant; and

          (3) any intangible items set forth on the asset side of the balance sheet of the Company as a result of accounting convention, such as unamortized debt discount and expense; provided, however, that no deductions shall be required to be made in respect of items referred to in clauses (2) and (3) of this subsection D in cases in which such items are being amortized or are provided for, or are being provided for, by reserves.

     E.   The term "total capitalization" means the aggregate of:

          (1) the principal amount of all outstanding indebtedness of the Company maturing more than 12 months after the date of issue thereof; and

          (2) the par value or stated capital represented by, and any premiums carried on the books of the Company in respect of, the outstanding shares of all classes of the capital stock of the Company, earned surplus, and capital or paid-in surplus, less any amounts required to be deducted pursuant to clauses (2) and (3) of subsection D of this Section 2 in the determination of junior stock equity.

     Section 3.  Redemption or Purchase of Senior Stock

     A. All or any part of any series of Senior Stock may by vote of the Board of Directors be called for redemption at any time at the redemption price provided for the particular series and in the manner hereinbelow provided. Subject to the provisions of subsection B of this Section 3, all or any part of any series of Senior Stock may be called for redemption without calling all or any part of any other series of Senior Stock. If less than all of any series of Senior Stock is so called, the Transfer Agent shall determine by lot or in some other manner approved by the Board of Directors the shares of such series of Senior Stock to be called.

     B. No call for redemption of less than all shares of Senior Stock outstanding shall be made if the Company shall be in arrears in respect of payment of dividends on any shares of Senior Stock outstanding.

     C. The sums payable in respect of any shares of Senior Stock so called shall be payable at the office of an incorporated bank or trust company in good standing. Notice of such call stating the redemption date shall be mailed not less than 30 days before the redemption date to each holder of record of shares of Senior Stock so called at his address as it appears upon the books of the Company.

     D. The Company shall, before the redemption date, deposit with said bank or trust company all sums payable with respect to shares of Senior Stock so called. After such mailing and deposit the holders of shares of Senior Stock so called for redemption shall cease to have any right to future dividends or other rights or privileges as stockholders in respect of such shares and shall be entitled to look for payment on and after the redemption date only to the sums so deposited with said bank or trust company for their respective amounts. Shares so redeemed may be reissued but only subject to the limitations imposed upon the issue of Senior Stock.

     E. The Company may at any time purchase all or any of the then outstanding shares of Senior Stock of any class and series upon the best terms reasonably obtainable, but not exceeding the then current redemption price of such shares, except that no such purchase shall be made if the Company shall be in arrears in respect of payment of dividends on any shares of Senior Stock outstanding or if there shall exist an event of default as defined in Section 5 hereof.

     Section 4.  Amounts Payable on Liquidation

     A. The holders of any series of Senior Stock shall receive upon any voluntary liquidation, dissolution or winding up of the Company the then current redemption price of the particular series and if such action is involuntary $100 per share in the case of the Preferred Stock and $25 per share in the case of the Class A Preferred Stock, plus in each case all dividends accrued and unpaid to the date of such payment, before any payment in liquidation is made on any junior stock.

     B. If the net assets of the Company available for distribution on liquidation to the holders of Senior Stock shall be insufficient to pay said amounts in full, then such net assets shall be distributed among the holders of Senior Stock, who shall receive a common percentage of the full respective preferential amounts.

     Section 5.  Voting Powers

     A. Except as provided in this Article or in the Company's articles of organization and as provided by law, the holders of Senior Stock shall have no voting power or right to notice of any meeting.

     B. Whenever the holders of the Senior Stock shall have the right to vote or consent to an action as provided in these Articles or the Company's articles of organization or as provided by law, both classes of Senior Stock shall (except as provided below) vote together as a single class, each outstanding share of Preferred Stock entitled to vote and each outstanding share of Class A Preferred Stock entitled to vote having such voting rights as are proportionate to the ratio of (i) the par value represented by such share to (ii) the par value represented by all shares of Senior Stock then outstanding. Whenever only one class of the Senior Stock shall have the right to vote or consent to an action as provided in these Articles or the Company's articles of organization or as provided by law, or whenever each class of the Senior Stock shall be entitled or be required to vote as a separate class on a matter, each outstanding share of such class entitled to vote shall be entitled to one vote on each such matter.

     C. Whenever dividends on any share of Senior Stock shall be in arrears in an amount equal to or exceeding four quarterly dividend payments, or whenever there shall have occurred some default in the observance of any of the provisions of this Article, or some default on which action has been taken by debentureholders, bondholders or the trustee of any deed of trust or mortgage of the Company, or whenever the Company shall have been declared bankrupt or a receiver of its property shall have been appointed (any of said conditions being herein called an "event of default"), then the holders of Senior Stock shall be given notice of all stockholders' meetings and shall have the right voting together as a class to elect the smallest number of directors necessary to constitute a majority of the Board of Directors of the Company and the exclusive right voting together as a class to amend the by-laws to make such appropriate increase in the number of directorships as may be required to effect such election. When all arrears of dividends shall have been paid and such event of default shall have been terminated, all the rights and powers of the holders of Senior Stock to receive notice and to vote shall cease, subject to being again revived on any subsequent event of default.

     D. Whenever the right to elect directors shall have accrued to the holders of Senior Stock the Company shall call a meeting of stockholders for the election of directors and, if necessary, the amendment of the by-laws to permit the holders of Senior Stock to exercise their rights pursuant to subsection C of this Section 5, such meeting to be held not less than 45 days and not more than 90 days after the accrual of such rights. When such rights shall cease, the Company shall, within seven days from the delivery to the Company of a written request therefor by any stockholder, cause a meeting of the stockholders to be held within 30 days from the delivery of such request for the purpose of electing a new Board of Directors. Forthwith, upon the election of such new Board of Directors, the directors in office immediately prior to such election (other than persons elected directors in such election) shall be deemed removed from office without further action by the Company.

     Section 6.  Action Requiring Certain Consent of Senior Stockholders

     A. So long as any Senior Stock is outstanding, the Company, without the affirmative vote or written consent of at least a majority in interest of the Senior Stock then outstanding voting or giving consent together as a class shall not:

          (1) Issue or assume any unsecured notes, unsecured debentures or other securities representing unsecured debt (other than for the purpose of refunding or renewing outstanding unsecured securities issued or assumed by the Company resulting in equal or longer maturities or redeeming or otherwise retiring all outstanding shares of Senior Stock) if immediately after such issue or assumption (a) the total outstanding principal amount of all unsecured notes, unsecured debentures or other securities representing unsecured debt of the Company will thereby exceed 20% of the aggregate of all outstanding secured debt of the Company and the capital stock, premiums thereon, and surplus of the Company, as stated on its books, or (b) the total outstanding principal amount of all unsecured debt of the Company of maturities of less than 10 years will thereby exceed 10% of the aggregate of all outstanding secured debt of the Company and the capital stock, premiums thereon, and surplus of the Company, as stated on its books. For the purposes of this subsection A, the payment due upon the maturity of unsecured debt having an original single stated maturity of 10 years or more shall not be regarded as unsecured debt with a maturity of less than 10 years until within three years of the maturity thereof, and none of the payments due upon any unsecured serial debt having an original stated maturity for the final serial payment of 10 years or more shall be regarded as unsecured debt of a maturity of less than 10 years until within three years of the maturity of the final serial payment.

          (2) Issue, sell or otherwise dispose of any shares of the then authorized but unissued Senior Stock or any other stock ranking on a parity with or having a priority over Senior Stock in respect of dividends or of payments in liquidation, or reissue, sell or otherwise dispose of any reacquired shares of Senior Stock or such other stock, other than to refinance an equal par value or stated value of Senior Stock or of stock ranking on a parity with or having priority over Senior Stock in respect of dividends or of payments in liquidation, if:

               (a) For a period of 12 consecutive calendar months within 15 calendar months immediately preceding the calendar month in which any such shares shall be issued, the Income before Interest Charges of the Company for said period available for the payment of interest determined in accordance with the systems of accounts then prescribed for the Company by the Department of Public Utilities of the Commonwealth of Massachusetts (or by such other official body as may then have authority to prescribe such systems of accounts) but in any event after deducting depreciation charges and taxes (including income taxes) and including, in any case in which such stock is to be issued, sold or otherwise disposed of in connection with the acquisition of any property, the Income before Interest Charges of the property to be so acquired, computed as nearly as practicable in the manner specified above, shall not have been at least one and one-half (1 1/2) times the sum of (i) the interest charges for one year on all indebtedness which shall then be outstanding (excluding interest charges on any indebtedness, proposed to be retired in connection with the issue, sale or other disposition of such shares), and (ii) an amount equal to all annual dividend requirements on all outstanding shares of Senior Stock and all other stock, if any, ranking on a parity with or having priority over Senior Stock in respect of dividends or of payments in liquidation, including the shares proposed to be issued, but not including any shares proposed to be retired in connection with such issue, sale or other disposition; or if

               (b) Such issue, sale or disposition would bring the aggregate of the amount payable in connection with an involuntary liquidation of the Company with respect to all shares of Senior Stock and all shares of stock, if any, ranking on a parity with or having priority over Senior Stock in respect of dividends or of payments in liquidation to an amount in excess of the sum of the junior stock equity. If for the purposes of meeting the requirements of this clause (b), it shall have been necessary to take into consideration any earned surplus of the Company, the Company shall not thereafter pay any dividends on or make any distributions in respect of, or make any payment for the purchase or other acquisition of, junior stock which would result in reducing the junior stock equity to an amount less than the amount payable on involuntary liquidation of the Company in respect of Senior Stock and all shares ranking on a parity with or having a priority over Senior Stock in respect of dividends or of payments in liquidation at the time outstanding.

If during the period for which Income before Interest Charges is to be determined for the purpose set forth in this paragraph (2), the amount, if any, required to be expended by the Company during such period for property additions pursuant to a renewal and replacement fund or similar fund established under any indenture of mortgage or deed of trust of the Company shall exceed the amount deducted during such period in the determination of such Income before Interest Charges on account of depreciation and amortization of electric plan acquisition adjustments, such excess shall also be deducted in determining such Income before Interest Charges.

     B. So long as any Senior Stock is outstanding, the Company, without the affirmative vote or written consent of at least two-thirds in interest of the Senior Stock then outstanding voting or giving consent together as a class shall not authorize any shares of any class of stock having a priority over the Senior Stock in respect of dividends or of payments in liquidation or issue any shares of any such prior ranking stock more than 12 months after the date of the vote or consent authorizing such prior ranking stock.

     C. The provisions of this Article may be changed only by the affirmative vote or written consent of at least two-thirds in interest of the issued and outstanding shares of each class of capital stock of the Company voting or giving their consent in each case separately as a class; provided, however, that if any such change or proposed change would affect only one class of Senior Stock, then such change may be effected only by the affirmative vote or written consent of at least two-thirds in interest of the issued and outstanding shares of Common Stock and at least two-thirds in interest of the issued and outstanding shares of the class of Senior Stock that is affected, voting or giving their consent in each case separately as a class; and provided further, however, the holders of Senior Stock shall not be entitled to vote on an increase in the number of authorized shares of Preferred Stock or Class A Preferred Stock. In no event shall any reduction of the dividend rate or of the amounts payable upon redemption or liquidation with respect to any share of Senior Stock be made without the consent of the holder thereof, and no such reduction in respect of the shares of any particular series of Senior Stock shall be made without the consent of all the holders of shares of such series.

     D. No share of Senior Stock shall be deemed to be "outstanding" within the meaning of this Section 6 or of Section 7 if, at or prior to the time when the approval herein or therein referred to would otherwise be required, provision shall be made for its redemption, including a deposit complying with the requirements of subsection D of Section 3.

     Section 7.  Merger, Consolidation or Sale of All Assets

     Except with the affirmative vote or written consent of a majority in interest of Senior Stock then outstanding voting or giving consent together as a class, the Company shall not merge or consolidate with or into any other corporation or sell or otherwise dispose of all or substantially all of its assets (except by mortgage or pledge) unless such merger, consolidation, sale or other disposition, or the issuance or assumption of securities in the effectuation thereof shall have been ordered, approved or permitted under the Public Utility Holding Company Act of 1935.

     Section 8.  No Preemptive Right

     Except as otherwise expressly provided by law, the holders of Senior Stock shall have no preemptive right to subscribe to any further issue of additional shares of Senior Stock or of any other class of stock now or hereafter authorized, nor for any future issue of bonds, debentures, notes or other evidence of indebtedness or other security convertible into stock. If it is expressly required by law that, notwithstanding the provisions of the preceding sentence, any such further or future issue be offered proportionately to the stockholders, the holders of Preferred Stock only shall be entitled to subscribe for new or additional Preferred Stock, the holders of Class A Preferred Stock only shall be entitled to subscribe for new or additional Class A Preferred Stock and the holders of Common Stock only shall be entitled to subscribe for new or additional Common Stock; and notice of such increase as required by law need be given and the new shares need be offered proportionately only to the stockholders who are so entitled to subscribe.

     Section 9.  Immunity of Directors, Officers and Agents

     No director, officer or agent of the Company shall be held personally responsible for any action taken in good faith though subsequently adjudged to be in violation of this Article.

     Section 10.  Transfer Agent

     The Company shall always have at least one transfer agent for Senior Stock, which shall be an incorporated bank or trust company of good standing.

ARTICLE XVII

PROVISIONS WITH RESPECT TO THE SERIES OF PREFERRED STOCK

     1.   9.60% Preferred Stock, Series A

     There shall be a series of Preferred Stock designated "9.60% Preferred Stock, Series A," and consisting of 150,000 shares with an aggregate par value of $15,000,000 and a par value per share of $100. The dividend rate and redemption prices as to said 9.60% Preferred Stock, Series A, shall be as follows:

          (a) Dividends on said 9.60% Preferred Stock, Series A, shall be at the rate of 9.60% per share per annum, and no more, and shall be cumulative from June 1, 1970. Said dividends, when declared, shall be payable on the first days of March, June, September and December in each year.

          (b) Redemption Prices of said 9.60% Preferred Stock, Series A, shall be $111.19 per share if redeemed on or before June 1, 1975, $108.79 per share if redeemed after June 1, 1975 and on or before June 1, 1980, $106.39 per share if redeemed after June 1, 1980 and on or before June 1, 1985, and $103.99 per share if redeemed after June 1, 1985, plus in all cases that portion of the quarterly dividend accrued thereon to the redemption date and all unpaid dividends thereon, if any.

     2.   7.72% Preferred Stock, Series B

     There shall be a series of Preferred Stock designated "7.72% Preferred Stock, Series B," and consisting of 200,000 shares with an aggregate par value of $20,000,000 and a par value per share of $100. The dividend rate and redemption prices as to said 7.72% Preferred Stock, Series B, shall be as follows:

          (a) Dividends on said 7.72% Preferred Stock, Series B, shall be at the rate of 7.72% per share per annum, and no more, and shall be cumulative from October 1, 1971. Said dividends, when declared, shall be payable on the first days of January, April, July and October in each year.

          (b) Redemption Prices of said 7.72% Preferred Stock, Series B, shall be $109.30 per share if redeemed on or before October 1, 1976, $107.37 per share if redeemed after October 1, 1976 and on or before October 1, 1981, $105.44 per share if redeemed after October 1, 1981 and on or before October 1, 1986, and $103.51 per share if redeemed after October 1, 1986, plus in all cases that portion of the quarterly dividend accrued thereon to the redemption date and all unpaid dividends thereon, if any, provided, however, that none of the 7.72% Preferred Stock, Series B shall be redeemed prior to October 1, 1976, if such redemption is for the purpose of or in anticipation of refunding such 7.72% Preferred Stock, Series B through the use, directly or indirectly, of finds borrowed by the Company or of the proceeds of the issue by the Company of shares of any stock ranking prior to or on a parity with the 7.72% Preferred Stock, Series B as to dividends or assets, if such borrowed funds or such shares have an effective interest cost or effective dividend cost to the Company (computed in accordance with generally accepted financial principles), as the case may be, of less than 7.69% per annum.

     3.   16% Preferred Stock, Series C

     There shall be a series of Preferred Stock designated "16% Preferred Stock, Series C," and consisting of 150,000 shares with an aggregate par value of $15,000,000 and a par value per share of $100. The dividend rate and redemption prices as to said 16% Preferred Stock, Series C, shall be as follows:

          (a) Dividends on said 16% Preferred Stock, Series C, shall be at the rate of 16% per share per annum, and no more, and shall be cumulative from date of issuance. Said dividends, when declared, shall be payable on the first days of March, June, September and December in each year, commencing March 1, 1982.

          (b) Redemption Prices of said 16% Preferred Stock, Series C, shall be $116.00 per share if redeemed on or before December 1, 1986, $112.00 per share if redeemed after December 1, 1986 and on or before December 1, 1991, $108.00 per share if redeemed after December 1, 1991 and on or before December 1, 1996, $104.00 per share if redeemed after December 1, 1996 and on or before December 1, 2001, and at $101.60 per share if redeemed after December 1, 2001, plus in all cases that portion of the quarterly dividend accrued thereon to the redemption date and all unpaid dividends thereon, if any; provided, however, that none of the 16% Preferred Stock, Series C shall be redeemed prior to December 1, 1986, if such redemption is for the purpose of or in anticipation of refunding such 16% Preferred Stock, Series C through the use, directly or indirectly, of funds borrowed by the Company or of the proceeds of the issue by the company of shares of any stock ranking prior to or on a parity with the 16% Preferred Stock, Series C as to dividends or assets, if such borrowed funds or such shares have an effective interest cost or effective dividend cost to the Company (computed in accordance with generally accepted financial principles), as the case may be, of less than 16.59% per annum.

          (c) As and for a sinking fund for said 16% Preferred Stock, Series C, commencing on December 1, 1986 and on or before each December 1 in each year thereafter so long as any shares of the 16% Preferred Stock, Series C remain outstanding, the Company shall, to the extent of any funds of the Company legally available therefor and except as otherwise restricted by the Company's Statement of Preferred Stock Provisions, redeem 7,500 shares of 16% Preferred Stock, Series C (or such lesser number of such shares as remain outstanding) at $100 per share plus accrued dividends to the date of redemption; provided, however, that if in any year the Company does not redeem the full number of shares of 16% Preferred Stock, Series C required to be redeemed pursuant to this sinking fund, the deficiency shall be made good on the next December 1 on which the Company has funds legally available for, and is otherwise permitted to effect, the redemption of shares of 16% Preferred Stock, Series C, pursuant to this sinking fund. The number of shares of 16% Preferred Stock, Series C, redeemed on any December 1 shall be reduced by the number of such shares purchased and cancelled by the Company during the preceding twelve-month period or redeemed during such period pursuant to subsection (b) hereof. Any shares so redeemed or purchased or cancelled may be given the status of authorized but unissued shares or Preferred Stock, but none of such shares shall be reissued as shares of 16% Preferred Stock, Series C. The Company shall have the option, which shall be noncumulative, to redeem on December 1, 1986 and on each December 1 thereafter up to an additional 7,500 shares of 16% Preferred Stock, Series C, at the sinking fund redemption price. No such optional sinking fund shall operate to reduce the number of shares of the 15% Preferred Stock, Series C, required to be redeemed pursuant to the mandatory sinking fund provisions hereinabove set forth. In the event that the Company shall at any time fail to make a full mandatory sinking fund payment on any sinking fund payment date, the Company shall not pay any dividends or make any other distributions in respect of outstanding shares of any junior stock (as that term is defined in Subsection A of Section of Article XVI of the by-laws of the Company) of the Company, other than dividends or distributions in shares of junior stock, or purchase or otherwise acquire for value any out-standing shares of junior stock, until all such payments have been made.

     4.   Adjustable Rate Preferred Stock, Series D

     There shall be a series of Preferred Stock designated "Adjustable Rate Preferred Stock, Series D", and consisting of 350,000 shares with an aggregate par value of $35,000,000 and a par value per share of $100. The dividend rate provisions, redemption prices and sinking fund provisions as to said Adjustable Rate Preferred Stock, Series D, shall be as follows:

          (a) The dividend per share on said Adjustable Rate Preferred Stock, Series D, shall be (1) at the rate of 12% per annum per share for the Initial Dividend Payment Period (as herein defined) (2) at the rate of forty-one hundredth (40/100th) of one percentage point above the Applicable Rate (as herein defined), from time to time in effect, for each subsequent quarterly Dividend Period (as herein defined); provided, however, the dividend rate for any Dividend Period (including the Initial Dividend Payment Period) shall not be at a rate of less than 8% per annum per share or greater than 13% per annum per share. Dividends shall be cumulative from the date of
issuance.   Except as provided below in this paragraph, the "Applicable Rate"
for any Dividend Period shall be the highest of (i) the Treasury Bill Rate,
(ii) the Ten Year Constant Maturity Rate and (iii) the Twenty Year Constant Maturity Rate (each as hereinafter defined) for such Dividend Period. If the Company determines in good faith that for any reason one or more of such rates cannot be determined for a particular Dividend Period, then the Applicable Rate for such Dividend Period shall be the higher of whichever of such rates can be so determined. If the Company determines in good faith that none of such rates can be determined for a particular Dividend Period, then the Applicable Rate in effect for the preceding Dividend Period shall be continued for such Dividend Period.

          Except as provided below in this paragraph, the "Treasury Bill Rate" for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board or its successor agency during the Calendar Period immediately prior to the ten calendar days immediately preceding the Dividend Payment Date for the dividend period immediately prior to the Dividend Period for which the dividend rate on the Adjustable Rate Preferred Stock, Series D is being determined. If the Federal Reserve Board or its successor agency does not publish such a weekly per annum market discount rate during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if one such rate shall be published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. If a per annum market discount rate for three-month U.S. Treasury bills shall not be published by the Federal Reserve Board or its successor agency or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if one such rate shall be published during the relevant Calendar Period) for all of the U.S. Treasury bills then having maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or its successor agency or, if the Federal Reserve Board or its successor agency shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. If the Company determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U.S. Government securities dealers selected by the Company. If the Company determines in good faith that for any reason the Company cannot determine the Treasury Bill Rate for any Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during the related Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U.S. Government securities dealers selected by the Company.

     Except as provided below in this paragraph, the "Ten Year Constant Maturity Rate" for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly by the Federal Reserve Board or its successor agency during the Calendar Period immediately prior to the ten calendar days immediately preceding the Dividend Payment Date prior to the Dividend Period for which the dividend rate on the Adjustable Rate Preferred Stock, Series D is being determined. If the Federal Reserve Board or its successor agency does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. If a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or its successor agency or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or its successor agency or, if the Federal Reserve Board or its successor agency shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. If the Company determines in good faith that for any reason the Company cannot determine the Ten Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U.S. Government securities dealers selected by the Company.

     Except as provided below in this paragraph, the "Twenty Year Constant Maturity Rate" for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board or its successor agency during the Calendar Period immediately prior to the ten calendar days immediately preceding the Dividend Payment Date prior to the Dividend Period for which the dividend rate on the Adjustable Rate Preferred Stock, Series D is being determined. If the Federal Reserve Board or its successor agency does not publish such a weekly per annum Twenty Year Average Yield during such Calendar Period, then the Twenty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. If a per annum Twenty Year Average Yield shall not be published by the Federal Reserve Board or its successor agency or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Twenty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eighteen nor more than twenty-two years, as published during such Calendar Period by the Federal Reserve Board or its successor agency or, if the Federal Reserve Board or its successor agency shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. If the Company determines in good faith that for any reason the Company cannot determine the Twenty Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Twenty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eighteen nor more than twenty-two years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U.S. Government securities dealers selected by the Company.

          The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate shall each be rounded to the nearest five one-hundredths of a percentage point.

          The "Initial Dividend Payment Period" shall be that period beginning on April 19, 1983 (the date of issuance) and continuing through and including June 30, 1983. The initial dividend payment date shall be July 1, 1983.

          A "Dividend Period" shall mean the three month period beginning April 1, July 1, October 1, and January 1 in each year. A "Dividend Payment Date" shall mean the first day of April, July, October, and January in each year, commencing October 1, 1983.

          The amount of dividends per share payable for each Dividend Period shall be computed by dividing the dividend rate for such Dividend Period by four and applying such rate against the par value per share of the Adjustable Rate Preferred Stock, Series D. The amount of dividends payable for the Initial Dividend Period or any period shorter than a full quarterly Dividend Period shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in such period.

          The dividend rate with respect to each Dividend Period will be calculated as promptly as practicable by the Company according to the appropriate method described herein. The mathematical accuracy of each such calculation will be confirmed in writing by independent accountants of recognized standing. The Company will cause each dividend rate to be published in a newspaper of general circulation in New York City prior to the commencement of the new Dividend Period to which it applies and will cause notice of such dividend rate to be enclosed with the dividend payment checks next mailed to the holders of the Adjustable Rate Preferred Stock, Series D.

          As used herein, the term "Calendar Period" means a period of fourteen calendar days; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Twenty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of twenty years).

          (b) The redemption prices of the Adjustable Rate Preferred Stock, Series D, shall be $112.00 per share if redeemed on or before April 1, 1988, $103.00 per share if redeemed after April 1, 1988 but on or before April 1, 1993, or $100.00 per share if redeemed after April 1, 1993. In each case the redemption price will also include accrued dividends to the date of redemption. None of the Adjustable Rate Preferred Stock, Series D shall be redeemed prior to April 1, 1988 if such redemption is for the purpose of or in anticipation of refunding the Adjustable Rate Preferred Stock, Series D through the use, directly or indirectly, of borrowed funds or of the proceeds of the issue by the Company of shares of any stock ranking prior to or on a parity with the Adjustable Rate Preferred Stock, Series D as to dividends or assets, if such borrowed funds or such shares have an effective interest cost or effective dividend cost (computed in accordance with generally accepted financial principles), as the case may be, of less than 12.36 % per annum per share.

          (c) As and for a sinking fund for the Adjustable Rate Preferred Stock, Series D, commencing on April 1, 1988 and on or before each April 1 in each year thereafter so long as any shares of the Adjustable Rate Preferred Stock, Series D remain outstanding, the Company shall, to the extent of any funds of the Company legally available therefor and except as otherwise restricted by the Company's Statement of Preferred Stock Provisions, redeem 17,500 shares of Adjustable Rate Preferred Stock, Series D (or such lesser number of such shares as remain outstanding) at $100 per share plus accrued dividends to the date of redemption; provided, however, that if in any year the Company does not redeem the full number of shares of Adjustable Rate Preferred Stock, Series D required to be redeemed pursuant to this sinking fund, the deficiency shall be made good on the next April 1 on which the Company has funds legally available for, and is otherwise permitted to effect, the redemption of shares of Adjustable Rate Preferred Stock, Series D, pursuant to this sinking fund. The number of shares of Adjustable Rate Preferred Stock, Series D, redeemed on any April 1 shall be reduced by the number of such shares purchased and cancelled by the Company during the preceding twelve-month period or redeemed during such period pursuant to subsection (b) hereof. Any shares so redeemed or purchased or cancelled may be given the status of authorized but unissued shares of Preferred Stock, but none of such shares shall be reissued as shares of Adjustable Rate Preferred Stock, Series D. The Company shall have the option, which shall be noncumulative, to redeem on April 1, 1988 and on each April 1 thereafter up to an additional 17,500 shares of Adjustable Rate Preferred Stock, Series D, at the sinking fund redemption price. No such optional sinking fund shall operate to reduce the number of shares of the Adjustable Rate Preferred Stock, Series D, required to be redeemed pursuant to the mandatory sinking fund provisions hereinabove set forth. In the event that the Company shall at any time fail to make a full mandatory sinking fund payment on any sinking fund payment date, the Company shall not pay any dividends or make any other distributions in respect of outstanding shares of any junior stock (as that term is defined in Subsection A of Section of Article XVI of the by-laws of the Company) of the Company, other than dividends or distributions in shares of junior stock, or purchase or otherwise acquire for value any outstanding shares of junior stock, until all such payments have been made.

     5.    7.60% Class A Preferred Stock, 1987 Series

     There shall be a series of Preferred Stock designated "7.60% Class A Preferred Stock, 1987 Series," and consisting of 1,200,000 shares with an aggregate par value of $30,000,000 and a par value per share of $25. The dividend rate and redemption prices as to said 7.60% Class A Preferred Stock, 1987 Series, shall be as follows:

     (a) Dividends on said 7.60% Class A Preferred Stock, 1987 Series, shall be at the rate of 7.60% per share per annum, and no more, and shall be cumulative from the date of issuance. Said dividends, when declared, shall be payable on the first days of February, May, August and November in each year, commencing May 1, 1987.

     (b) For each of the twelve month periods commencing February 1, 1987, the redemption prices of said 7.60% Class A Preferred Stock, 1987 Series, shall be the amount per share set forth below:

     Twelve                        Twelve
     Months         Redemption     Months         Redemption
     Beginning      Price          Beginning      Price
     February 1     Per Share      February 1     Per Share

     1987           $26.90         2000           $25.26
     1988           26.90          2001           25.13
     1989           26.90          2002           25.00
     1990           26.90          2003           25.00
     1991           26.90          2004           25.00
     1992           26.27          2005           25.00
     1993           26.14          2006           25.00
     1994           26.02          2007           25.00
     1995           25.89          2008           25.00
     1996           25.76          2009           25.00
     1997           25.64          2010           25.00
     1998           25.51          2011           25.00
     1999           25.38

plus in all cases that portion of the quarterly dividend accrued thereon to the redemption date and all unpaid dividends thereon, if any; provided, however, that none of the 7.60% Class A Preferred Stock, 1987 Series, shall be redeemed prior to February 1, 1992, if such redemption is for the purpose of or in anticipation of refunding such 7.60% Class A Preferred Stock, 1987 Series, through the use, directly or indirectly, of funds borrowed by the Company or of the proceeds of the issue by the Company of shares of any stock ranking prior to or on a parity with the 7.60% Class A Preferred Stock, 1987 Series, as to dividends or assets, if such borrowed funds or such shares have an effective interest cost or effective dividend cost to the Company (computed in accordance with generally accepted financial principles), as the case may be, of less than 7.69% per annum.

     (c) As and for a sinking fund for said 7.60% Class A Preferred Stock, 1987 Series, commencing on February 1, 1992, and on each February 1 in each year thereafter so long as any shares of the 7.60% Class A Preferred Stock, 1987 Series, remain outstanding, the Company shall, to the extent of any funds of the Company legally available therefor and except as otherwise restricted by the Company's Statement of Preferred Stock Provisions, redeem 60,000 shares of 7.60% Class A Preferred Stock, 1987 Series (or such lesser number of such shares as remain outstanding) at $25 per share plus accrued dividends to the date of redemption; provided, however, that if in any year the Company does not redeem the full number of shares of 7.60% Class A Preferred Stock, 1987 Series, required to be redeemed pursuant to this sinking fund, the deficiency shall be made good on the next succeeding February 1 on which the Company has funds legally available for, and is otherwise permitted to effect, the redemption of shares of 7.60% Class A Preferred Stock, 1987 Series, pursuant to this sinking fund. At the option of the Company, the number of shares of 7.60% Class A Preferred Stock, 1987 Series, redeemed on any February 1 may be reduced by the number of such shares purchased and canceled by the Company during the preceding twelve-month period or redeemed during such period pursuant to subsection (b) hereof. Any shares so redeemed or purchased and canceled may be given the status of authorized but unissued shares of Senior Stock, but none of such shares shall be reissued as shares of 7.60% Class A Preferred Stock, 1987 Series. The Company shall have the option, which shall be noncumulative, to redeem on February 1, 1992 and on each February 1 thereafter up to an additional 60,000 shares of 7.60% Class A Preferred Stock, 1987 Series, at the sinking fund redemption price. No such optional sinking fund shall operate to reduce the number of shares of the 7.60% Class A Preferred Stock, 1987 Series, required to be redeemed pursuant to the mandatory sinking fund provisions hereinabove set forth. In the event that the Company shall at any time fail to make a full mandatory sinking fund payment on any sinking fund payment date, the Company shall not pay any dividends or make any other distributions in respect of outstanding shares of any junior stock (as that term is defined in Subsection 2D of Section 2 of Article XVI of the by-laws of the Company) of the Company, other than dividends or distributions in shares of junior stock, or purchase or otherwise acquire for value any outstanding shares of junior stock, until all such payments have been made.

     6. Dutch Auction Rate Transferable Securities Class A Preferred Stock, 1988 Series

     There shall be a series of Class A Preferred Stock designated "Dutch Auction Rate Transferable Securities Class A Preferred Stock, 1988 Series" (the "1988 DARTS") consisting of 2,140,000 shares with an aggregate par value of $53,500,000 and a par value per share of $25. The provisions governing the issue and sale of the 1988 DARTS in Units, certification, dividend rights, redemption, reacquisition, auction procedures, and other preferences, qualifications and special or relative rights or privileges with respect to the 1988 DARTS shall be as follows:

     (1)  Units

     The 1988 DARTS shall be issued and sold by the Company only in units of 4,000 shares per unit ("Units"). No partial Units shall be issued and sold by the Company, and no fractional shares of the 1988 DARTS shall be issued and sold, no transfer of the 1988 DARTS in less than whole Units shall be made, nor shall any transfer in less than whole Units be registered on the transfer books of the Company or be effective for any purpose.

     (2)  Certification

     Except as otherwise provided by law, all outstanding DARTS shall be represented by a certificate or certificates registered in the name of a nominee of the Securities Depository (as defined in Section (6)(a)(xxi) below), and no person acquiring Units shall be entitled to receive a certificate representing the 1988 DARTS. The nominee of the Securities Depository shall be the sole holder of record of the 1988 DARTS. Each purchaser of Units will receive dividends, distributions and notices according to the procedures of the Securities Depository and, if such purchaser is not a member of the Securities Depository, of such purchaser's Agent Member (as defined in Section (6)(a)(ii) below).

     (3)  Dividend Rights

     (a) Dividends on the 1988 DARTS shall be paid, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, at the rate per annum determined as set forth below in subsection
(c) of this Section (3) and no more (the "Applicable Rate"), payable on the respective dates set forth below.

     (b) Dividends on the 1988 DARTS shall accrue from the date of original issuance and shall be payable commencing on May 3, 1988, and on each succeeding seventh Tuesday thereafter, except that if any of such Tuesday, the Monday preceding such Tuesday, or the Wednesday following such Tuesday is not a Business Day (as defined below), then (i) the dividend payment date shall be the first Business Day after such Tuesday that is immediately followed by a Business Day and is preceded by a Business Day that is the preceding Monday or a day after such Monday, or (ii) if the Securities Depository shall make available to its participants and members, in funds immediately available in New York City on dividend payment dates, the amount due as dividends on such dividend payment dates (and the Securities Depository shall have so advised the Trust Company (as defined in Section
(6)(a)(xxx) below)), then the dividend payment date shall be the first Business Day on or after such Tuesday that is preceded by a Business Day that is the preceding Monday or a day after such Monday. "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a day on which banks in New York City are authorized by law to close. Each dividend payment date determined as provided above is referred to herein as the "Dividend Payment Date." Although any particular Dividend Payment Date may not occur on the originally scheduled Tuesday because of the exceptions discussed above, the next succeeding Dividend Payment Date shall be, subject to such exceptions, the seventh Tuesday following the originally designated Tuesday Dividend Payment Date for the prior Dividend Period. As used herein, Dividend Period means the period commencing on a Dividend Payment Date for DARTS and ending on the day next preceding the next Dividend Payment Date. Notwithstanding the foregoing, in the event of a change in law altering the minimum holding period (currently found in Section 246(c) of the Internal Revenue Code of 1986, as amended (the "Code")) required for taxpayers to be entitled to the dividends received deduction on preferred stock held by non-affiliated corporations (currently found in Section 243(a) of the Code), the Company shall adjust the period of time between Dividend Payment Dates so as to adjust uniformly the number of days (such number of days without giving effect to the exceptions referred to above being hereinafter referred to as "Dividend Period Days") in Dividend Periods commencing after the date of such change in law to equal or exceed the then current minimum holding period; provided that the number of Dividend Period Days shall not exceed by more than nine days the length of such then current minimum holding period and shall be evenly divisible by seven, and the maximum number of Dividend Period Days in no event shall exceed 98 days.
Upon any such change in the number of Dividend Period Days as a result of a change in law, the Company shall give notice of such change to all Existing Holders of Units.

     (c) The dividend rate on shares of the 1988 DARTS during the period from and after the date of original issuance to the Initial Dividend Payment Date (the "Initial Dividend Period") shall be 6.375 percent per annum. Commencing on the Initial Dividend Payment Date, the dividend rate on shares of the 1988 DARTS for each subsequent Dividend Period shall be at a rate per annum that results from the implementation of the Auction procedures set forth in Section (6) below.

     The amount of dividends per Unit for the 1988 DARTS payable for each Dividend Period shall be computed by multiplying the dividend rate for such series for each Dividend Period determined in accordance with subsection (c) above by a fraction the numerator of which shall be the number of days in such Dividend Period (calculated by counting the first day thereof but excluding the last day thereof) such Unit was outstanding and the denominator of which shall be 360, and multiplying the amount so obtained by $100,000 per Unit.

     (d) Prior to each Dividend Payment Date, the Company shall pay to the Trust Company sufficient funds for the payment of declared dividends.

     (e) For the purpose of determining whether and when holders of the Senior Stock are entitled to the rights to elect certain directors of the Company, described under Article XVI, Section 5(c) of these By-laws, dividends on the DARTS shall be deemed to be in arrears "in an amount equal to or exceeding four quarterly dividend payments," if, at the time dividends are in arrears for four quarterly dividend payments for Senior Stock having quarterly dividend payments, dividends on the 1988 DARTS are in arrears for each Dividend Period beginning on or after the first day of the first of the four quarterly dividend periods as to which dividends on the Senior Stock having quarterly dividends are in arrears.

     (4)  Redemption Provisions

     (a) At the option of the Company, the Units may be redeemed out of funds legally available therefor in whole on any Dividend Payment Date at a redemption price of $25 per share of the 1988 DARTS ($100,000 per Unit) plus accrued and unpaid dividends (whether or not earned or declared) to the redemption date. Only whole Units may be redeemed. See Section (5) below for restrictions on the reissue of Units after redemption.

     (b) In accordance with Article XVI, Section 3 of these By-laws, notice of redemption shall be mailed to each record holder of Units and to the Trust Company not less than 30 days prior to the date fixed for redemption thereof.

Each notice of redemption shall include a statement setting forth: (i) the redemption date, (ii) the number of Units to be redeemed, (iii) the redemption price, (iv) the place or places where Units are to be surrendered for payment of the redemption price, and (v) that dividends of the Units to be redeemed will cease to accrue on such redemption date. No defect in the notice of redemption or in the mailing thereof shall affect the validity of the redemption proceedings, except as required by applicable law.

     (c) If less than all of the outstanding Units are to be redeemed, the number of Units to be redeemed shall be determined by the Company and communicated to the Trust Company. In accordance with Article XVI, Section 3A of these By-laws, the Trust Company shall give notice to the Securities Depository and the Securities Depository will determine by lot under its usual operating procedures the number of Units, if any, to be redeemed from the account of the Agent Member of each Existing Holder. An Agent Member may determine to redeem Units from some Existing Holders without redeeming Units from the accounts of other Existing Holders.

     (5)  Reacquisition

     Except in an Auction (as defined in Section (6)(a)(iii) below), the Company shall have the right, in accordance with Article XVI, Section 3E of these By-laws, and where permitted by applicable law, to purchase or otherwise acquire Units upon the best terms reasonably obtainable, but not exceeding the then current redemption price of such Units, except that no such purchase shall be made if the Company shall be in arrears in respect to payment of dividends on any shares of Senior Stock outstanding or if there shall exist an event of default as defined in Article XVI, Section 5 of these By-laws. Notwithstanding the provisions of Article XVI, Section 3D of these By-laws, Units that have been redeemed, purchased or otherwise acquired by the Company shall not be reissued as 1988 DARTS and shall either be restored to authorized but unissued shares of the Company's Class A Preferred Stock or canceled at the Company's option.

     (6)  Auction Procedures

     (a) Certain Definitions. As used in this Section 6 of these Provisions with Respect to the series of Senior Stock, the following terms shall have the following meanings, unless the context otherwise requires:

          (i) "Affiliate" shall mean any Person known to the Trust Company to be controlled by, in control of, or under common control with the Company.

          (ii) "Agent Member" shall mean the member of the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Purchaser's Letter.

          (iii) "Auction" shall mean the periodic operation of the procedures set forth herein.

          (iv) "Auction Date" shall mean the Business Day next preceding a Dividend Payment Date.

          (v) "Available Units" shall have the meaning specified in paragraph (d)(i)(A) below.

          (vi) "Bid" shall have the meaning specified in paragraph(b)(i) below.

          (vii) "Bidder" shall have the meaning specified in paragraph(b)(i) below.

          (viii) "Board of Directors" shall mean the Board of Directors of the Company.

          (ix) "Broker-Dealer" shall mean any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer herein, that has been selected by the Company and has entered into a Broker-Dealer Agreement with the Trust Company that remains effective.

          (x) "Broker-Dealer Agreement" shall mean an agreement between the Trust Company and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified herein.

          (xi) "DARTS" or "1988 DARTS" shall mean the 2,140,000 shares of Dutch Auction Rate Transferable Securities Class A Preferred Stock, 1988 Series, $25 Par Value, of the Company.

          (xii) "Existing Holder," when used with respect to Units, shall mean a Person who has signed a Purchaser's Letter and is listed as the beneficial owner of such Units in the records of the Trust Company.

          (xiii) "Hold Order" shall have the meaning specified in paragraph (b)(i) below.

          (xiv) "Maximum Applicable Rate," on any Auction Date, shall mean the percentage of the 60-day "AA" Composite Commercial Paper Rate (as defined below) in effect on such Auction Date, determined as set forth below based on the prevailing rating of the DARTS in effect at the close of business on the day preceding such Auction Date:

     Prevailing Rating                       Percentage

     AA/aa or Above...........................    110%
     A/a......................................    120%
     BBB/baa..................................    130%
     BB/ba....................................    175%
     Below BB/ba..............................    200%

For purposes of this definition, the "prevailing rating" of the DARTS shall be (i) AA/aa or Above, if the DARTS have a rating of AA- or better by Standard & Poor's Corporation or its successor ("S&P") and aa3 or better by Moody's Investors Service, Inc. or its successor ("Moody's"), or the equivalent of both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (ii) if not AA/aa or Above, then A/a, if the DARTS have a rating of A- or better by S&P and a3 or better by Moody's or the equivalent of both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (iii) if not AA/aa or Above or A/a, then BBB/Baa, if the DARTS have a rating of BBB- or better by S&P and baa3 or better by Moody's or the equivalent of both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, and
(iv) if not AA/aa or Above, A/a or BBB/baa, then BB/ba, if the DARTS have a rating of BB- or better by S&P and Ba3 or better by Moody's, or the equivalent of both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, and (v) if not AA/aa or Above, A/a, BBB/baa or BB/ba, then Below BB/ba. The Company shall take all reasonable action necessary to enable S&P and Moody's to provide a rating for the DARTS. If either S&P or Moody's shall not make such a rating available, or neither S&P nor Moody's shall make such a rating available, Salomon Brothers Inc and Morgan Stanley & Co. Incorporated, or their successors shall select a nationally recognized securities rating agency or two nationally recognized securities rating agencies to act as substitute rating agency or substitute rating agencies, as the case may be.

          (xv) "Minimum Applicable Rate," on any Auction Date, shall mean 59% of the 60-day "AA" Composite Commercial Paper Rate in effect on such Auction Date.

          (xvi) "Order" shall have the meaning specified in paragraph(b)(i) below.

          (xvii) "Outstanding" shall mean, as of any date, the DARTS theretofore issued by the Company except, without duplication, (A) any DARTS theretofore canceled or delivered to the Trust Company for cancellation, or redeemed by the Company, or as to which a notice of redemption shall have been given by the Company, (B) any DARTS as to which the Company or any Affiliate thereof shall be an Existing Holder and (C) any DARTS represented by any certificate in lieu of which a new certificate has been executed and delivered by the Company.

          (xviii)   "Person" shall mean and include an individual, a
partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

          (xix) "Potential Holder" shall mean any Person, including any Existing Holder, (A) who shall have executed and delivered or caused to be delivered a Purchaser's Letter to the Trust Company and (B) who may be interested in acquiring Units (or, in the case of an Existing Holder, additional Units).

          (xx) "Purchaser's Letter" shall mean a letter addressed to the Company, the Trust Company, Broker-Dealer and other persons in which a Person agrees, among other things, to offer to purchase, purchase, offer to sell and/or sell Units as set forth herein.

          (xxi) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Company which agrees to follow the procedures required to be followed by such securities depository in connection with the DARTS.

          (xxii) "Sell Order" shall have the meaning specified in paragraph (b)(i) below.

          (xxiii)   "60-day 'AA' Composite Commercial Paper Rate," on any
date, means (i) the interest equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P or the equivalent of such rating by S&P or another rating agency, as such 60-day rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the interest equivalent of the 60-day rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by Morgan Stanley & Co. Incorporated or, in lieu thereof, any affiliates or successor thereof (the "Commercial Paper Dealer"), to the Trust Company for the close of business on the Business Day immediately preceding such date. If the Commercial Paper Dealer does not quote a rate required to determine the 60-day "AA" Composite Commercial Rate, the 60-day "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Company to provide such rate. If the Company, however, shall adjust the number of Dividend Period Days in the event of a change in the dividends received deduction minimum holding period contained in the Internal Revenue Code of 1986, as amended, with the result that (i) the Dividend Period Days shall be fewer than 70 days, such rate shall be the interest equivalent of the 60-day rate on such commercial paper, (ii) the Dividend Period Days shall be 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the interest equivalent of the 60-day and 90-day rates on such commercial paper, and (iii) the Dividend Period Days shall be 85 or more days but 98 or fewer days, such rate shall be the interest equivalent of the 90-day rate on such commercial paper. For the purposes of such definition, "interest equivalent" means the equivalent yield on a 360-day basis of a discount basis security to an interest-bearing security and "Substitute Commercial Paper Dealer" shall mean any commercial paper dealer that is a leading dealer in the commercial paper market, provided that neither such dealer nor any of its affiliates is a Commercial Paper Dealer.

          (xxiv) "Submission Deadline" shall mean 12:30 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Trust Company as specified by the Trust Company from time to time.

          (xxv) "Submitted Bid" shall have the meaning specified in paragraph (d)(i) below.

          (xxvi) "Submitted Hold Order" shall have the meaning specified in paragraph (d)(i) below.

          (xxvii)   "Submitted Order" shall have the meaning specified in
paragraph (d)(i) below.

          (xxviii) "Submitted Sell Order" shall have the meaning specified in paragraph (d)(i) below.

          (xxvix)   "Sufficient Clearing Bids" shall have the meaning
specified in paragraph (d)(i) below.

          (xxx) "Trust Company" shall mean Bankers Trust Company and its successor, and assigns or any other bank, trust company or other entity selected by the Company which agrees to follow the Auction Procedures described in this Section (6) for the purposes of determining the Applicable Rate for the DARTS.

          (xxxi) "Winning Bid Rate" shall have the meaning specified in paragraph (d)(i) below.

     (b)  Orders by Existing Holders and Potential Holders

          (i)  On or prior to each Auction Date:

          (A) each Existing Holder may submit to a Broker-Dealer information as to:

               (1) the number of Outstanding Units, if any, held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

               (2) the number of Outstanding Units, if any, held by such Existing Holder which such Existing Holder desires to continue to hold, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Existing Holder; and/or

               (3) the number of Outstanding Units, if any, held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

          (B) Each Broker-Dealer, using a list of Potential Holders that shall be maintained in good faith for the purpose of conducting a competitive Auction shall contact Potential Holders, including Persons that are not Existing Holders, on such list to determine the number of Outstanding Units, if any, which each such Potential Holder offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder.

          For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (A) or (B) of this paragraph (b)(i) is hereinafter referred to as an "Order" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder"; and Order containing the information referred to in clause (A)(1) of this paragraph (b)(i) is hereinafter referred to as a "Hold Order"; an Order containing the information referred to in clause (A)(2) or (B) of this paragraph (b)(i) is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause (A)(3) of this paragraph
(b)(i) is hereinafter referred to as a "Sell Order."

          (ii) (A) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

               (1) the number of Outstanding Units specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate specified therein; or

               (2) such number or a lesser number of Outstanding Units to be determined as set forth in paragraph (e)(i)(D) if the Applicable Rate determined on such Auction Date shall be equal to the rate specified therein; or

               (3) a lesser number of Outstanding Units to be determined as set forth in paragraph (e)(ii)(C) if such specified rate shall be higher than Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

          (B) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

               (1) the number of Outstanding Units specified in such Sell Order; or

               (2) such number or a lesser number of Outstanding Units to be determined as set forth in paragraph (e)(ii)(C) if Sufficient Clearing Bids do not exist.

          (C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

               (1) the number of Outstanding Units specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate specified therein; or

               (2) such number of a lesser number of Outstanding Units to be determined as set forth in paragraph (e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to the rate specified therein.

     (c) Submission of Orders by Broker-Dealers to Trust Company (i) Each Broker-Dealer shall submit in writing to the Trust Company prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and specifying with respect to each Order:

          (A)  the name of the Bidder placing such Order;

          (B) the aggregate number of Outstanding Units that are subject of such Order;

          (C)  to the extent that such Bidder is an Existing Holder:

               (1) the number of Outstanding Units, if any, subject to any Hold Order placed by such Existing Holder;

               (2) the number of Outstanding Units, if any, subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

               (3) the number of Outstanding Units, if any, subject to any Sell Order placed by such Existing Holder; and

          (D) to the extent such Bidder is a Potential Holder, the rate specified in such Potential Holder's Bid.

               (ii) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Trust Company shall round such rate up to the next highest one-thousandth (.001) of 1%.

               (iii) If an Order or Orders covering all of the Outstanding Units held by an Existing Holder is not submitted to the Trust Company prior to the Submission Deadline, the Trust Company shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding Units held by such Existing Holder and not subject to Orders submitted to the Trust Company.

               (iv) If one or more Orders covering in the aggregate more than the number of Outstanding Units held by an Existing Holder are submitted to the Trust Company, such Orders shall be considered valid as follows and in the following order or priority:

          (A) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding Units held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of Units subject to such Hold Orders exceeds the number of Outstanding Units held by such Existing Holder, the number of Units subject to such Hold Orders shall be reduced pro rata so that such Hold Orders shall cover the number of Outstanding Units held by such Existing Holder;

          (B) (1) any Bid shall be considered valid up to and including the excess of the number of Outstanding Units held by such Existing Holder over the number of Units subject to Hold Orders referred to in paragraph
(c)(iv)(A);

               (2) subject to clause (1) above, if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of Outstanding Units subject to such Bids is greater than such excess, the number of Outstanding Units subject to such Bids shall be reduced pro rata so that such Bids shall cover the number of Outstanding Units equal to such excess; and

               (3) subject to clause (1) above, if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates and in any such event the number, if any, of such Outstanding shares subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Holder; and (C) any Sell Order shall be considered valid up to and including the excess of the number of Outstanding Units held by such Existing Holder over the number of Outstanding Units subject to Hold Orders referred to in paragraph (c)(iv)(A) and Bids referred to in paragraph
(c)(iv)(B).

               (v) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and Units therein specified.

               (vi) If any rate specified in any Bid is lower than the Minimum Applicable Rate for the Dividend Period to which such Bid relates, such Bid shall be deemed to be a Bid specifying a rate equal to such Minimum Applicable Rate.

               (vii) Orders by Existing Holders and Potential Holders must specify numbers of Units in whole Units. Any Order that specifies a number of Units other than in whole shares will be invalid and will not be considered a Submitted Order for purposes of an Auction.

     (d) Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate (i) Not earlier than the Submission Deadline on each Auction Date, the Trust Company shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order" a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order") and shall determine:

          (A) the excess of the total number of Outstanding Units over the number of Outstanding Units that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available Units");

          (B)  from the Submitted Orders, whether:

               (1) the number of Outstanding Units that are the subject of Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

               (2) [a] the number of Outstanding Units that are the subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Applicable Rate, and [b] the number of Outstanding Units that are subject to Submitted Sell Orders (if such excess of such equality exists (other than because the number of Outstanding Units in clauses [a] and [b] above are each zero because all of the Outstanding Units are the subject of Submitted Hold Orders), such Submitted Bids in clause (1) above being hereinafter referred to collectively as "Sufficient Clearing Bids"); and (C) if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the "Winning Bid Rate"), which if:

          (1) each Submitted Bid from Existing Holders specifying the Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the Units that are the subject of such Submitted Bids, and

          (2) each Submitted Bid from Potential Holders specifying the Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates were accepted, thus entitling the Potential Holders to purchase the Units that are the subject of such Submitted Bids, would result in the number of shares subject to all Submitted Bids specifying the Winning Bid Rate or a lower rate being at least equal to the Available Units.

     (ii) Promptly after the Trust Company has made the determinations pursuant to paragraph (d)(i), the Trust Company shall advise the Company of the Maximum Applicable Rate and the Minimum Applicable Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

          (A) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate so determined;

          (B) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding Units are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Applicable Rate; or (C) if all the Outstanding Units are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Minimum Applicable Rate.

     (e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares Based on the determinations made pursuant to paragraph (d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Trust Company shall take such other action as set forth below:

          (i) If Sufficient Clearing Bids have been made, subject to the provisions of paragraphs (e)(iii) and (e)(iv), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order or priority and all other Submitted bids shall be rejected:

               (A) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Holder to sell the Outstanding Units that are the subject of such Submitted Bid;

               (B) the Submitted Bid of each of the Existing Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the Outstanding Units that are the subject of such Submitted Bid;

               (C) the Submitted Bid of each of the Potential Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted;

               (D) the Submitted Bid of each of the Existing Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the Outstanding Units that are the subject of such Submitted Bid, unless the number of Outstanding Units subject to all such Submitted Bids shall be greater than the number of Outstanding Units ("remaining shares") equal to the excess of the Available Units over the number of Outstanding Units subject to Submitted Bids described in paragraphs (e)(i)(B) and (e)(i)(C), in which event the Submitted Bids of each such Existing Holder shall be rejected, and each such Existing Holder shall be required to sell Outstanding Units, but only in an amount equal to the difference between (1) the number of Outstanding Units then held by such Existing Holder subject to such Submitted Bid and (2) the number of Units obtained by multiplying (x) the number of remaining shares by
(y) a fraction the numerator of which shall be the number of Outstanding Units held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding Units subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

               (E) the Submitted Bid of each of the Potential Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Outstanding Units obtained by multiplying (x) the difference between the Available Units and the number of Outstanding Units subject to the Submitted Bids described in paragraphs
(e)(i)(B), (e)(i)(C) and (e)(i)(D) by (y) a fraction the numerator of which shall be the number of Outstanding shares of Units subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding Units subject to such Submitted Bids made by all such Potential Holders that specified rates equal to the Winning Bid Rate.

     (ii) If Sufficient Clearing Bids have been made (other than because all of the Outstanding Units are subject to Submitted Hold Orders), subject to the provisions of paragraphs (e)(iii) and (e)(iv), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

          (A) the Submitted Bid of each Existing Holder specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus entitling such Existing Holder to continue to hold the Outstanding Units that are the subject of such Submitted Bid;

          (B) the Submitted Bid of each Potential Holder specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding Units that are the subject of such Submitted Bid; and

          (C) the Submitted Bids of each Existing Holder specifying any rate that is higher than the Maximum Applicable Rate shall be rejected and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of Outstanding Units then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of Units obtained by multiplying (x) the difference between the Available Units and the aggregate number of Outstanding Units subject to Submitted Bids described in paragraphs
(e)(ii)(A) and (e)(ii)(B) by (y) a fraction the numerator of which shall be the number of Outstanding Units held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding Units subject to all such Submitted Bids and Submitted Sell Orders.

     (iii)     If, as a result of the procedures described in paragraph
(e)(i) or (e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a Unit on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion, it shall determine, round up or down the number of Units to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the number of Outstanding shares purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole Units.

     (iv) If, as a result of the procedures described in paragraph (e)(i), any Potential Holder would be entitled or required to purchase less than a whole Unit on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion, it shall determine, allocate Units for purchase among Potential Holders so that only whole Units are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing Units on such Auction Date.

     (v) Based on the results of each Auction, the Trust Company shall determine the aggregate number of Outstanding Units to be purchased and the aggregate number of Outstanding Units to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders, and, with respect to each Broker-Dealer, to the extent that such aggregate number of Outstanding shares to be purchased and such aggregate number of Outstanding shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding Units.

     (f)  Miscellaneous

          The Board of Directors may interpret the provisions of these Auction Procedures to resolve any inconsistency or ambiguity, and may remedy any formal defect or make any other change or modification which does not adversely affect the rights of Existing Holders of Units. An Existing Holder
(A) may sell, transfer or otherwise dispose of Units only pursuant to a Bid or Sell Order in accordance with the procedures described in this paragraph or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Purchaser's Letter to the Trust Company, provided that in the case of all transfers other than pursuant to Auctions such Existing Holder, its Broker-Dealer or its Agent Member advises the Trust Company of such transfer and (B) shall have the ownership of the Units held by it maintained in book entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership. Neither the Company nor any Affiliate shall submit an Order, either directly or indirectly, in any Auction. Except as otherwise provided by law, all of the Outstanding Units shall be represented by a certificate registered in the name of the nominee of the Securities Depository and no Person acquiring Units shall be entitled to receive a certificate representing such shares.

     (g)  Headings of Subdivisions

          The headings of the various subdivisions of these Auction Procedures are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

ARTICLE XVIII

AMENDMENTS

     Except as otherwise provided in Article XVI hereof, these By-Laws may be altered, amended or repealed at any meeting of the stockholders called for the purpose by vote of a majority of stock present and voting thereon or at any meeting of the Board of Directors called for the purpose by vote of a majority of the Board of Directors.